Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner Vice President, Investor Relations (908) 277-8065

Media Relations:	Scott T. Lowry Vice President and Treasurer (908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

MURRAY HILL, NJ — (January 28, 2016) — C. R. Bard, Inc. (NYSE: BCR) today reported 2015 fourth quarter financial results. Fourth quarter 2015 net sales were $870.8 million, compared to fourth quarter 2014 net sales of $867.2 million on an as-reported basis. Excluding the impact of foreign exchange, fourth quarter 2015 net sales increased 3 percent over the prior-year period.

For the fourth quarter 2015, net sales in the U.S. were $605.8 million and net sales outside the U.S. were $265.0 million, an increase of 2 percent and a decrease of 4 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2015 net sales outside the U.S. increased 5 percent over the prior-year period.

Net sales for the full year 2015 were $3,416.0 million, an increase of 3 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, full year 2015 net sales increased 6 percent over the prior-year period.

For the fourth quarter 2015, net income was $136.3 million and diluted earnings per share were $1.79. Adjusting for certain items that affect comparability between periods as detailed in the tables below, fourth quarter 2015 net income was $164.6 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, were $2.43, an increase of 4 percent and 6 percent, respectively, as compared to fourth quarter 2014 results.

For the full year 2015, net income was $135.4 million and diluted earnings per share were $1.77. Adjusting for certain items that affect comparability between periods, full year 2015 net income was $615.8 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, were $9.08, an increase of 5 percent and 8 percent, respectively, as compared to full year 2014 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We said a year ago that 2015 was an important year of execution for our strategic investment plan, and we are happy to report that we exceeded expectations for both revenue and adjusted cash earnings per share for every quarter in 2015. We are pleased with the acceleration in our organic revenue growth and profitability; and we remain focused on investing in areas of faster growth with the objective of providing our shareholders with sustainable attractive returns.”

In conjunction with the fourth quarter results, the company is also providing 2016 financial guidance. For the full year 2016, net sales are forecasted to increase between 4.5 percent and 6.5 percent on an as-reported basis. Excluding the impact of foreign exchange, full year 2016 net sales are forecasted to increase between 6 percent and 8 percent over 2015. Full year 2016 diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, are projected to be between $9.90 and $10.05, representing reported growth between 9 percent and 11 percent compared to full year 2015 results.

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, “objective” and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2015 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$870,800	$867,200	$3,416,000	$3,323,600
Costs and expenses
Cost of goods sold	320,000	319,500	1,301,200	1,258,600
Marketing, selling and administrative expense	279,300	257,500	1,012,100	981,500
Research and development expense	69,400	79,200	259,200	302,000
Interest expense	11,200	11,200	44,900	44,800
Other (income) expense, net	32,900	25,100	449,200	290,900

Total costs and expenses	712,800	692,500	3,066,600	2,877,800

Income from operations before income taxes	158,000	174,700	349,400	445,800

Income tax provision	21,700	40,500	214,000	151,300

Net income	$136,300	$134,200	$135,400	$294,500

Basic earnings per share available to common shareholders	$1.82	$1.76	$1.80	$3.83

Diluted earnings per share available to common shareholders	$1.79	$1.72	$1.77	$3.76

Wt. avg. common shares outstanding—basic	73,900	75,100	74,100	75,600

Wt. avg. common and common equivalent shares outstanding—diluted	75,200	76,600	75,400	77,100

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2015	2014	Change	Constant Currency	2015	2014	Change	Constant Currency
Vascular	$239,300	$244,600	–2%	1%	$970,300	$928,300	5%	9%
Urology	217,900	217,800	—	3%	845,000	835,900	1%	4%
Oncology	237,800	237,500	—	3%	936,900	910,900	3%	6%
Surgical Specialties	152,800	145,000	5%	8%	572,300	555,100	3%	6%
Other	23,000	22,300	3%	5%	91,500	93,400	–2%	—

Net sales	$870,800	$867,200	—		$3,416,000	$3,323,600	3%

Foreign exchange impact		(24,400)				(103,100)

Constant Currency	$870,800	$842,800		3%	$3,416,000	$3,220,500		6%

Non-GAAP Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$320.0	$279.3	$69.4	$32.9	$21.7	$136.3	$1.79
Items that affect comparability of results between periods:
Acquisition-related items	(2.4)	(8.0)	(0.1)	(23.4)	19.3	14.6
Asset impairment	—	—	(4.5)	—	1.7	2.8
Restructuring and productivity initiative costs	—	—	—	(14.5)	3.6	10.9

Total	(2.4)	(8.0)	(4.6)	(37.9)	24.6	28.3	0.37

Adjusted Basis	$317.6	$271.3	$64.8	$(5.0)	$46.3	$164.6

Amortization of intangible assets	$30.9				$10.4	$20.5	0.27

Adjusted Earnings						$185.1	$2.43

	Quarter Ended December 31, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$319.5	$257.5	$79.2	$25.1	$40.5	$134.2	$1.72
Items that affect comparability of results between periods:
Acquisition-related items	0.3	—	(7.7)	(0.1)	(0.1)	7.6
Medical device excise tax	—	3.5	—	—	(1.2)	(2.3)
Litigation charges	—	—	—	(12.7)	0.2	12.5
Restructuring and productivity initiative costs	—	—	—	(10.1)	3.2	6.9

Total	0.3	3.5	(7.7)	(22.9)	2.1	24.7	0.32

Adjusted Basis	$319.8	$261.0	$71.5	$2.2	$42.6	$158.9

Amortization of intangible assets	$29.1				$9.8	$19.3	0.25

Adjusted Earnings						$178.2	$2.29

	Twelve Months Ended December 31, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders(1)
GAAP Basis	$1,301.2	$1,012.1	$259.2	$449.2	$214.0	$135.4	$1.77
Items that affect comparability of results between periods:
Acquisition-related items	4.6	(10.0)	(1.6)	(24.7)	20.6	11.1
Asset impairment	—	—	(4.5)	—	1.7	2.8
Litigation charges, net	—	—	—	(595.1)	26.3	568.8
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(41.5)	12.1	29.4

Total	4.6	(10.0)	(6.1)	(450.8)	(18.1)	480.4	6.28

Adjusted Basis	$1,305.8	$1,002.1	$253.1	$(1.6)	$195.9	$615.8

Amortization of intangible assets	$119.5				$40.2	$79.3	1.04

Adjusted Earnings						$695.1	$9.08

	Twelve Months Ended December 31, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,258.6	$981.5	$302.0	$290.9	$151.3	$294.5	$3.76
Items that affect comparability of results between periods:
Acquisition-related items	1.4	(0.7)	(30.3)	(2.3)	1.4	30.5
Medical device excise tax	—	3.5	—	—	(1.2)	(2.3)
Asset impairment	—	—	(6.2)	—	2.3	3.9
Litigation charges, net	—	—	—	(288.6)	21.4	267.2
Restructuring and productivity initiative costs	—	—	—	(11.8)	3.8	8.0
Gain on sale of investment	—	—	—	7.1	(2.2)	(4.9)
Tax item	—	—	—	—	10.9	(10.9)

Total	1.4	2.8	(36.5)	(295.6)	36.4	291.5	3.72

Adjusted Basis	$1,260.0	$984.3	$265.5	$(4.7)	$187.7	$586.0

Amortization of intangible assets	$108.8				$36.4	$72.4	0.92

Adjusted Earnings						$658.4	$8.40

(1)	Total per share amounts do not add due to rounding.

Notes to Non-GAAP Reconciliation of Earnings

•	For the fourth quarter 2015, the following items affected the comparability of results between periods: (i) charges of $33.9 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $4.5 million pre-tax related to an asset impairment; and (iii) charges of $14.5 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $28.3 million, or $0.37 diluted earnings per share available to common shareholders. Amortization of intangible assets was $30.9 million pre-tax, which decreased net income on an adjusted basis by $20.5 million, or $0.27 diluted earnings per share available to common shareholders.

•	For the fourth quarter 2014, the following items affected the comparability of results between periods: (i) net charges of $7.5 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a credit of $3.5 million pre-tax related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (iii) charges of $12.7 million pre-tax for litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”); and (iv) charges of $10.1 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $24.7 million, or $0.32 diluted earnings per share available to common shareholders. Amortization of intangible assets was $29.1 million pre-tax, which decreased net income on an adjusted basis by $19.3 million, or $0.25 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2015, the following items affected the comparability of results between periods: (i) net charges of $31.7 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $4.5 million pre-tax related to an asset impairment; (iii) charges of $595.1 million pre-tax related to estimated costs for product liability matters (net of recoveries), which includes $15.1 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders and other litigation-related charges; (iv) a gain of $210.5 million pre-tax related to a patent infringement litigation against W.L. Gore & Associates, Inc. (“Gore”); and (v) charges of $41.5 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $480.4 million, or $6.28 diluted earnings per share available to common shareholders. Amortization of intangible assets was $119.5 million pre-tax, which decreased net income on an adjusted basis by $79.3 million, or $1.04 diluted earnings per share available to common shareholders.

•	For the twelve months ended December 31, 2014, the following items affected the comparability of results between periods: (i) net charges of $31.9 million pre-tax for acquisition-related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) a credit of $3.5 million pre-tax related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (iii) a charge of $6.2 million pre-tax related to an asset impairment; (iv) charges of $288.6 million pre-tax related to estimated costs for product liability matters, net of recoveries, which includes $30.1 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders; (v) charges of $11.8 million pre-tax for restructuring and productivity initiatives; (vi) a gain of $7.1 million pre-tax related to the sale of an equity investment; and (vii) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $291.5 million, or $3.72 diluted earnings per share available to common shareholders. Amortization of intangible assets was $108.8 million pre-tax, which decreased net income on an adjusted basis by $72.4 million, or $0.92 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of acquisition-related items; (2) marketing, selling and administrative expense excluding charges for acquisition-related items and a credit related to the excise tax paid on U.S. medical device sales in 2013 associated with an agreement reached with the IRS during 2014; (3) research and development expense excluding charges for acquisition-related items and asset impairments; (4) other (income) expense, net, excluding acquisition-related items, litigation charges, net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders) and other litigation-related charges, Gore proceeds, restructuring and productivity initiative costs, and gain on sale of investment; (5) income tax provision excluding a decrease associated with the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Earnings per Share Numerator: GAAP Basis—basic and diluted
Net income	$136,300	$134,200	$135,400	$294,500
Less: Income allocated to participating securities (1)	1,900	2,200	1,900	4,800

Net income available to common shareholders	$134,400	$132,000	$133,500	$289,700

Earnings per Share Numerator: Adjusted Earnings
Net income	$185,100	$178,200	$695,100	$658,400
Less: Income allocated to participating securities (1)	2,700	2,800	10,200	10,900

Net income available to common shareholders	$182,400	$175,400	$684,900	$647,500

Earnings per Share Denominator:
Wt. avg. common shares outstanding—basic	73,900	75,100	74,100	75,600
Wt. avg. common and common equivalent shares outstanding—diluted	75,200	76,600	75,400	77,100

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.82	$1.76	$1.80	$3.83

Diluted earnings per share available to common shareholders	$1.79	$1.72	$1.77	$3.76

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.43	$2.29	$9.08	$8.40

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.